SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIERRA BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2003

TO THE SHAREHOLDERS OF SIERRA BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Sierra Bancorp (the “Company”) will be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 28, 2003 at 7:30 p.m., for the purpose of considering and voting upon the following matters.

1.    Election of Directors.    To elect the following four (4) Class II directors to serve until the 2005 annual meeting of shareholders and until their successors are elected and qualified:

Albert L. Berra	Robert H. Tienken
Vincent L. Jurkovich	Gordon T. Woods

2.    Transacting such other business as may properly come before the Meeting and any and all adjournments thereof.

The Bylaws of the Company provide for the nomination of directors in the following manner:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 5(a) of Article III of these bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.”

Only those shareholders of record at the close of business on March 31, 2003 will be entitled to notice of and to vote at the Meeting.

DATED: April 28, 2003	By Order of the Board of Directors /s/ L. Diane Rotondo L. Diane Rotondo Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

2

SIERRA BANCORP

86 North Main Street

Porterville, California 93257

(559) 782-4900

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2003

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Sierra Bancorp (the “Company”) to be held at the Main Office of Bank of the Sierra (the “Bank”), 90 North Main Street, Porterville, California 93257, at 7:30 p.m., on Wednesday, May 28, 2003, and at any and all adjournments thereof. The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company and the costs of such solicitation will be borne by the Company.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on approximately April 28, 2003.

The matters to be considered and voted upon at the Meeting will be:

1.    Election of Directors.    To elect four (4) Class II directors to serve until the 2005 annual meeting of shareholders and until their successors are elected and have qualified.

2.    To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Revocability of Proxies

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the “Proxy Holders”) in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

There were issued and outstanding 9,260,187 shares of the Company’s common stock on March 31, 2003, which has been set as the Record Date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the Meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Meeting.

Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the Company as of March 31, 2003 for the annual meeting on any matter submitted to the vote of the shareholders. An abstention or broker non-vote will have the same effect as a vote against a director nominee and against any other matters submitted for shareholder approval. Shareholders of the Company do not have cumulative voting rights in connection with the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Management knows of no person who owns beneficially more than 5% of the outstanding Common Stock of the Company, except for Morris A. Tharp, Gregory A. Childress, Robert L. Fields, James C. Holly and Howard H. Smith, each of whom is a member of the Company’s Board of Directors (see “ELECTION OF DIRECTORS”).

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be not fewer than six (6) nor more than eleven (11) until changed by a bylaw amendment duly adopted by the vote or written consent of the Company’s shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of the Company’s shareholders or by the Company’s Board of Directors. The exact number of directors is presently fixed at nine (9).

Pursuant to the terms of the Company’s Articles of Incorporation, the Board of Directors is divided into two classes, designated Classes I and II. The directors serve staggered two-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the Meeting, shareholders will be asked to elect the following four (4) Class II directors whose terms expire this year, for an additional term of two (2) years:

Albert L. Berra	Robert H. Tienken
Vincent L. Jurkovich	Gordon T. Woods

Since shareholders do not have cumulative voting rights in the election of directors, the affirmative vote of a majority of the votes cast is required for the election of directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

The following table sets forth certain information as of March 31, 2003, with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company’s directors and executive officers, and (iii) the directors and executive officers of the Company as a group:

				Common Stock Beneficially Owned on March 31, 2003
Name and Offices Held with Company	Principal Occupation for the Past Five Years	Age	Director Since/Term to Expire	Number of Shares[1]	Vested Option Shares[2]	Percentage of Shares Outstanding[3]

Morris A. Tharp[4] Chairman of the Board	President and Owner, E.M. Tharp, Inc. (Truck Sales and Repair)	63	2000/ 2004 (1977)[5]	414,480	100,000	5.50%

Albert L. Berra Director	Orthodontist/Rancher	62	2000/ 2005 (1977)[5]	267,684	100,000	3.93%

Gregory A. Childress[4] Director	Rancher	46	2000/ 2004 (1994)[5]	1,598,168[6]	100,000	18.14%

Robert L. Fields[4] Director	Investor (formerly Owner, (Bob Fields Jewelers)	75	2000/ 2004 (1982)[5]	588,984	100,000	7.36%

James C. Holly[4] President, Chief Executive Officer and Director	President and Chief Executive Officer, Bank of the Sierra	62	2000/ 2004 (1977)[5]	438,776	100,000	5.76%

Vincent L. Jurkovich Director	President, Porterville Concrete Pipe, Inc.	75	2000/ 2005 (1977)[5]	136,950	100,000	2.53%

Howard H. Smith[4] Director	Chief Executive Officer, Smith’s Enterprises (Property Management)	91	2000/ 2004 (1977)[5]	421,000	79,000	5.35%

Robert H. Tienken Director	Retired (formerly Realtor/Farmer)	83	2000/ 2005 (1977)[5]	182,628	100,000	3.02%

[1]	Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family or retirement trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or his spouse) is the sole beneficiary and has pass-through voting rights and investment power.

[2]	Represents option shares which are vested or will vest within 60 days of March 31, 2003 pursuant to the Company’s Stock Option Plan. (See “Compensation of Directors” and “Stock Options.”)

[3]	The percentages are based on the total number of shares of the Company’s Common Stock outstanding, plus the number of option shares for the applicable individual or group which are vested or will vest within 60 days of March 31, 2003 pursuant to the Company’s Stock Option Plan. (See “Compensation of Directors” and “Stock Options.”)

[4]	Mr. Tharp’s address is 15243 Road 192, Porterville, California 93257; Mr. Childress’ address is 12012 Road 200, Porterville, California 93257; Mr. Fields’ address is 200 North Main Street, Porterville, California 93257; Mr. Holly’s address is 86 North Main Street, Porterville, California 93257; and Mr. Smith’s address is 55 Hockett, Porterville, California 93257.

[5]	Year first elected or appointed a director of the Bank.

[6]	Includes 3,000 shares owned by Childress, Bates, Childress, Inc. (“CBC”), a corporation of which Mr. Childress is President and a 33 1/3% shareholder; and 702,272 shares owned by CPG Ranch, a partnership of which Mr. Childress is a partner; as to all of which shares Mr. Childress has shared voting and investment power.

(Table and footnotes continued on following page.)

				Common Stock Beneficially Owned on March 31, 2003
Name and Offices Held with Company	Principal Occupation for the Past Five Years	Age	Director Since/Term to Expire	Number of Shares[1]	Vested Option Shares[2]	Percentage of Shares Outstanding[3]

Gordon T. Woods Director	Owner, Gordon T. Woods Construction	66	2000/ 2005 (1977)[5]	1,386[7]	100,000	1.08%

Kenneth E. Goodwin Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer, Bank of the Sierra	60	n/a	152,890	60,000	2.28%

Kenneth R. Taylor Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer, Bank of the Sierra[8]	43	n/a	2,000	3,000	0.05%

Charlie C. Glenn Senior Vice President and Chief Credit Officer	Senior Vice President and Chief Credit Officer, Bank of the Sierra	64	n/a	1,985	15,000	0.18%

Directors and Executive Officers as a Group (12 persons)				4,206,931	957,000	50.54%

Committees of the Board of Directors

The Company has, among others, a standing Audit, Compliance and CRA Committee (the “Audit Committee”), of which directors Berra (Chairman), Childress, Fields, Jurkovich, Tienken and Woods are members. During the fiscal year ended December 31, 2002, the Audit Committee held a total of twelve (12) meetings. The purpose of this committee, with respect to its audit duties, is to meet with the outside auditors of the Company in order to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders, employees and depositors of the Company. It is also the responsibility of the Audit Committee to select the Company’s independent accountants and to make certain that the independent accountants have the necessary freedom and independence to freely examine all company records. Further, the Audit Committee pre-approves all audit and permissible non-audit services to be performed by the independent accountants, with certain de minimus exceptions.

Each February the committee reviews the risk management assessment of the Company’s branches, credit centers and operating units and assigns priorities for the year to have independent reviews conducted by loan, operational, information systems and compliance teams hired by the committee. The committee meets with such independent review consultants on an annual basis and approves the contractual basis of each engagement letter and arrangement under consideration. Further, as part of its regular monthly meeting schedule, the committee meets on a quarterly basis to review the Company’s Form 10-Q with the independent accountants prior to such Form being filed with the SEC. Also, the committee meets with the accounting audit partner in charge of the engagement who presents the audited consolidated financial reports to the committee upon completion of the annual engagement. The committee receives and reviews management letters and all reports of external independent firms which have been

(Certain footnotes appear on previous page.)

[7]	Does not include 134,598 shares held by Filinco, Ltd., as to which Mr. Woods’ spouse and daughters have sole voting and investment power and as to which Mr. Woods disclaims beneficial ownership.

[8]	Mr. Taylor was appointed Senior Vice President/Chief Financial Officer on October 9, 2001. Previously, he served as Senior Vice President/Chief Financial Officer for Tokai Bank of California in Los Angeles (“Tokai”) from June 2000 to July 2001; and in various other capacities at Tokai from 1986 through June 2000.

contracted to perform agreed upon procedures for the benefit of the Company and the Committee. Additionally, the committee receives and reviews all Reports of Examination prepared by regulators regarding safety and soundness, compliance, or other examinations performed by such agencies. As part of its responsibilities, the committee also receives, reviews and approves, any and all management initiated responses to engagements conducted by independent consultant firms or regulatory agencies, prior to their dispersal to the appropriate reviewing agent.

The Audit Committee Charter, a copy of which is attached hereto as Exhibit “A,” requires that the Audit Committee be comprised of at least three directors. No member of the Audit Committee, other than in his capacity as a member of the Board of Directors or Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company. Further, each member of the Audit Committee, with the exception of the Company’s former Corporate Secretary, must be “independent” as defined by the rules of Nasdaq. Under those rules, as implemented by Nasdaq’s current interpretations and policies, a corporate secretary is technically considered to be an officer, and therefore an employee, of the company in question and therefore not “independent” even if that individual meets every other test of independence. The Company’s former Corporate Secretary, Mr. Tienken, has no relationship with the Company other than as a shareholder, a director and former Corporate Secretary. He has never been an actual employee of the Company and meets every other independence test of the Nasdaq rules.

The Board of Directors has determined that in this case the best interests of the Company and its shareholders require that Mr. Tienken serve as a member of the Audit Committee, notwithstanding the fact he is not technically considered “independent” according to the rules of Nasdaq. Accordingly, the Board has taken advantage of a limited exemption available under the Nasdaq rules to allow him to serve on the Audit Committee under these circumstances. The Board believes that Mr. Tienken has historically been and will continue to be a valuable member of the Audit Committee due to his longtime directorial experience with the Company and managerial experience with other companies, and further believes that his service as Corporate Secretary until July 2002 in no way affects his independence from Management or his ability to properly discharge his duties as a member of the Audit Committee.

While the Board has no standing “compensation” committee, it has a Human Resources Committee of which directors Berra (Chairman), Fields, Holly, Smith and Woods are members. The primary function of the Human Resources Committee, which met two (2) times during 2002, is to approve the employment of executive officers and recommend the compensation for all executive officers. Additionally, the Human Resources Committee recommends salary ranges for graded personnel and approves personnel policies recommended by senior officers of the Company.

The Company has no standing nominating committee; however, the procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company’s Bylaws and in the Notice of Annual Meeting of Shareholders.

During the fiscal year ended December 31, 2002, the Board of Directors of the Company held a total of thirteen (13) meetings. Each director attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by all committees of the Board on which such director served during 2002.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2002. The committee has discussed with the Company’s independent auditors, which are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company’s financial reporting. The committee has received from the independent auditors written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm’s independence from management and the Company. In considering the independence of the Company’s independent auditors, the committee took into consideration the amount and nature of the fees paid the firm for non-audit services, as described on the following page.

In reliance on the review and discussions described above, the committee recommends to the Board of Directors that the year-end audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Submitted by:
Albert L. Berra, Chairman
Gregory A. Childress	Vincent L. Jurkovich
Robert L. Fields	Robert H. Tienken
Gordon T. Woods

Change in Company’s Principal Accountant

At its Board of Directors meeting on June 14, 2001, the Board of Directors of the Company terminated the services of McGladrey & Pullen, LLP (“M&P”). At the same meeting, the Board of Directors selected the accounting firm of Perry-Smith & Co. LLP (“Perry-Smith”) as independent auditors for the remainder of the Company’s 2001 fiscal year. The determination to replace M&P was recommended by the Audit Committee and approved by the full Board of Directors of the Company.

M&P audited the consolidated financial statements for the Company9 for the year ended December 31, 2000. M&P’s report on the financial statements for the Company for that year did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2000 and the subsequent interim period January 1, 2001 through June 14, 2001, there were no disagreements between M&P and the Bank or the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&P, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Company and the Bank each filed a Report on Form 8-K concerning the change in accountants on June 9, 2001. The Company requested that M&P review the disclosure in the Reports on Form 8-K, and M&P was given the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (or the FDIC, in the case of the Bank) containing any new information, clarification of the Company’s expression of its views, or the respects in which it did not agree with the statements made by the Company or the Bank in the Reports on Form 8-K. Such letters were filed as exhibits to the Reports on Form 8-K.

Audit-related Fees

Audit Fees.    Aggregate fees billed by Perry-Smith for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2002 and for the required review of the Company’s consolidated financial statements included in its Form 10-Q’s and Form 10-K for that same year totaled $92,500.

Financial Information System Design and Implementation Fees.    No fees were paid to Perry-Smith for financial information system design and implementation services rendered for the 2002 fiscal year.

All Other Fees.    Approximately $52,630 was paid to Perry-Smith for all other services rendered for the 2002 fiscal year. These services consisted of $32,260 for tax related services; and $20,370 for miscellaneous services including assistance with the Company’s Report of Management on internal controls over financial reporting.

[9]	As used throughout this Proxy Statement, the term “Company” includes, where appropriate, the Company and/or the Bank. Inasmuch as the Company did not acquire the outstanding shares of the Bank until August 2001, the consolidated financial statements for 2000 were for the Bank rather than the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2002 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, reports required during or with respect to 2002 by Section 16(a) of the Securities Exchange Act of 1934, as amended.

Executive Compensation

The following table sets forth certain summary compensation information with respect to the Chief Executive Officer and the only other executive officers of the Company as of December 31, 2002 whose total salary and bonus for the fiscal year ended December 31, 2002, exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

Long Term Compensation
		Annual Compensation						Stock Options Granted (Number of Shares)	All Other Compensation
Name and Principal Position	Year	Salary[10]		Bonus		Other
James C. Holly President and Chief Executive Officer	2002 2001 2000	$184,000 175,000 130,000		$184,000 175,000 116,675		$18,700 18,100 15,100	[11] [11] [11]	0 0 0	$69,149 14,364 8,203	[12] [12] [12]
Kenneth E. Goodwin Executive Vice President and Chief Operating Officer	2002 2001 2000	152,000 145,000 105,000		60,800 58,000 33,172		0 0 0		0 0 0	36,221 6,053 7,813	[13] [13] [13]

Kenneth R. Taylor Senior Vice President	2002 2001	131,000 28,305	[14]	39,300 9,375	[14]	0 0		0 0	8,566 0	[15]
and Chief Financial Officer
Charlie C. Glenn Senior Vice President and Chief Credit Officer	2002 2001 2000	131,000 125,000 82,000		39,300 37,500 22,500		0 0 0		0 0 0	19,113 5,541 5,388	[16] [17] [17]

[10]	With the exception of 2001 information for Mr. Taylor, salary figures represent base salaries at December 31 of the applicable year, which are equal to or greater than actual salary amounts paid during the year. Salary figures include amounts deferred pursuant to the Company’s 401(k) Plan or 401 Plus Plan. The 401(k) Plan permits all participants to contribute up to 15% of their annual salary on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. To ensure that the 401(k) Plan maintains its qualified status, however, highly compensated employees are limited to approximately 6% of their annual compensation on a pre-tax basis (subject to statutory maximum). Highly compensated employees are also allowed to defer up to 100% of annual compensation pursuant to a non-qualified 401 Plus Plan. Employer contributions (which are made only pursuant to the 401(k) Plan) are made in varying amounts at the discretion of the Board of Directors, and become vested over a period of five (5) years at the rate of 20% per year.

[11]	Consists entirely of director’s fees.

[12]	Includes $59,551 accrued by the Company in 2002 in connection with Mr. Holly’s salary continuation agreement (see “Salary Continuation Agreements” herein); employer contributions to Mr. Holly's account pursuant to the 401(k) Plan in the amounts of $9,000, $7,140 and $7,605 for 2002, 2001 and 2000, respectively; term life insurance premiums in the amount of $598 per year; and $6,626 in cash in lieu of vacation paid in 2001.

[13]	Includes $27,483 accrued by the Company in 2002 in connection with Mr. Goodwin’s salary continuation agreement (see “Salary Continuation Agreements” herein); employer contributions to Mr. Goodwin’s account pursuant to the 401(k) Plan in the amounts of $8,250, $5,565 and $7,325 for 2002, 2001 and 2000, respectively; and term life insurance premiums in the amount of $488 per year.

[14]	Represents salary and bonus amounts paid from October 9, 2001 (commencement of employment) through December 31, 2001.

[15]	Consists of $2,467 accrued by the Company in connection with Mr. Taylor’s salary continuation agreement (see “Salary Continuation Agreements” herein); and employer contributions to Mr. Taylor’s account pursuant to the 401(k) Plan in the amount of $6,099.

[16]	Consists of $11,954 accrued by the Company in 2002 in connection with Mr. Glen’s salary continuation agreement (see “Salary Continuation Agreements” herein) and employer contributions to Mr. Glen’s account pursuant to the 401(k) Plan in the amount of $7,159.

[17]	Consists entirely of employer contributions to Mr. Glenn’s account pursuant to the 401(k) Plan.

Salary Continuation Agreements

The Company entered into a salary continuation agreement in October 2002 with James Holly, to provide him with (i) supplemental income upon retirement, (ii) an additional incentive to remain with the Company in order to receive his full retirement benefits; and (iii) a compensation package which is competitive in the marketplace. Pursuant to his salary continuation agreement, Mr. Holly (or his beneficiary) will receive $100,000 per year for fifteen (15) years upon retirement or at age 66 (whichever is later), subject to certain conditions. In order to receive his full retirement benefits, Mr. Holly must remain continuously employed by the Company until he retires, except that (i) full benefits will be paid in the event of death prior to retirement; and (ii) in the event a person or company acquires more than 50% of the Company’s stock, he will be fully vested in the event his employment is subsequently terminated for any reason including voluntary termination. All benefits would cease in the event of termination for cause, and if Mr. Holly’s employment were to end due to disability, voluntary termination or termination without cause, he would be entitled to a lump sum payment in an amount based on the accrual to date at the time of termination. The accrued or vested amounts will be approximately 20%, 44%, 71% of the full benefit amounts as of September 2003, 2004, and 2005, respectively, and such benefits will be fully vested and accrued in September 2006.

The Company also entered into a salary continuation agreement with Kenneth Goodwin in October 2002 containing the same material terms as Mr. Holly’s salary continuation agreement, except that the amount of his annual benefits will be $75,000, and the benefits to be paid in the event of disability, voluntary termination or termination without cause would vest over a period of six (6) rather than four (4) years. The accrued amounts will be approximately 11%, 24%, 39%, 56%, and 76% of the full benefit amounts as of September 2003 through 2007, respectively, and such benefits will be fully vested and accrued in October 2008.

The Company also entered into a salary continuation agreement with Kenneth Taylor in October 2002 containing the same material terms as Mr. Holly’s salary continuation agreement, except that the amount of his annual benefits will be $75,000, his retirement age will be 65, and no benefits will be paid in the event of voluntary termination. The amount of the lump sum benefits to be paid in the event of disability or termination without cause would still be equal to the accrued amount at the time of termination but would vest over a period of 22 rather than four (4) years. By way of example, the amounts to be paid in such event would be approximately 1% after one year, 6% after five years, 18% after ten years, 39% after 15 years, and 78% after 20 years, and his benefits will be fully vested and accrued in August 2024.

The Company also entered into a salary continuation agreement with Charlie Glenn in October 2002 containing the same material terms as Mr. Holly’s salary continuation agreement, except that the amount of his annual benefits will be $12,000; they will be paid for a period of nine (9) rather than fifteen (15) years; and the accrued amounts to be paid in the event of disability, voluntary termination or termination without cause would be 46% of the full benefits in September 2003, and 100% of such benefits in September 2004 (when Mr. Glenn will be 66). Mr. Glenn would receive no benefits if he terminated his employment prior to September 2004 but would receive full benefits thereafter as he will have reached the retirement age.

The Company intends to fund its obligations under the salary continuation agreements through the proceeds of single premium life insurance policies purchased by the Company in 2002 for a total of approximately $3 million for these four individuals combined, which policies name the Company as beneficiary. The cost of making payments under the salary continuation agreements will be accrued for annually by the Company in amounts such that all future payments to be made will have been fully accrued for by the retirement date. The Company will eventually be reimbursed, however, for payments made under the salary continuation agreements through the proceeds of the life insurance policies referred to above. The amounts accrued by the Company in 2002 to fund the salary continuation agreements for the Named Executive Officers are set forth in the Summary Compensation Table above (see “Executive Compensation” above).

Stock Options

The Company’s Stock Option Plan, intended to advance the interests of the Company and the Bank by encouraging stock ownership on the part of key employees, was adopted by the written consent of the Bank’s shareholders effective July 21, 1998. As part of the holding company reorganization effective in August 2001, the Company assumed the Plan from the Bank, so that the Plan now covers authorized but unissued shares of the Company’s common stock. The stock option plan provides for the issuance of both “incentive” and “non-qualified” stock options to full-time salaried officers and employees, and of “non-qualified” stock options to non-employee directors. All options are granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant.18 Each option expires not later than ten (10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a “Terminating Event,” i.e., a merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, a sale of substantially all of the Company’s assets, or a change in ownership of at least 25% of the Company’s stock, all outstanding options under the stock option plan shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation. As of December 31, 2002, the Company had options outstanding to purchase a total of 1,947,536 shares of its Common Stock under the stock option plan, with an average exercise price of $7.82 per share with respect to all such options. As of that same date, the fair market value of the Company’s Common Stock was $10.10 per share.

No stock options were granted to the Named Executive Officers during 2002. The following information is furnished with respect to stock options exercised by the Named Executive Officers during 2002 and held by the Named Executive Officers at December 31, 2002:

	Stock Options Exercised in 2002		Number of Unxercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002[19]
Name	Shares Exercised	Value Realized [20]	Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Holly	0	n/a	100,000	0	$238,500	n/a
Kenneth E. Goodwin	0	n/a	60,000	0	143,100	n/a
Kenneth R. Taylor	2,000	$7,440	3,000	20,000	11,010	$73,400
Charlie C. Glenn	0	n/a	25,000	25,000	40,350	78,900

Compensation of Directors

The directors are not paid any directors’ fees by the Company, but they receive directors’ fees from the Bank for services they provide as directors of the Bank. Non-employee directors of the Bank received $600 per meeting for their attendance at Board meetings in 2002 and $400 per meeting for committee meetings attended. The President received $600 per meeting for attendance at Board of Directors meetings, but did not receive any fees for attending committee meetings. In addition, all directors received an annual retainer of $11,500.

None of the non-employee directors was granted any stock options during 2002. During 2002, director Smith exercised stock options covering 10,000 shares of common stock, realizing a value20 of $58,200 upon such

[18]	Exercise price per share is equivalent to market price per share on the date of grant, as determined by the Board of Directors of the Company, based upon trades in the Company’s Common Stock known to the Company and opening and closing prices quoted on the Nasdaq National Market concerning the Company’s Common Stock.

[19]	Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at December 31, 2002.

[20]	Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.

exercise. As of December 31, 2002, each of the non-employee directors except Mr. Smith held outstanding stock options covering 50,000 shares each at exercise prices of $9.00 per share, with expiration dates in 2011; and stock options covering 50,000 shares each at exercise prices of $6.43 per share, with expiration dates in 2008, all of which were exercisable in full. As of that same date, Mr. Smith held an outstanding stock option covering 40,000 shares at an exercise price of $9.00 per share, with an expiration date in 2011; and an additional stock option covering 50,000 shares at an exercise price of $6.43 per share, with an expiration date in 2008; both of which were exercisable in full. As of December 31, 2002, the fair market value of the Company’s Common Stock was $10.10 per share. Information concerning stock options held by Mr. Holly, who is also a Named Executive Officer, is set forth above under “Stock Options.”

On October 1, 2002, the Company instituted a Directors Retirement Plan. Participants include all non-employee directors. Under the plan, each non-employee director has entered into a director retirement agreement with the Company providing specified benefits as described below. The Company intends to fund its obligations under the director retirement agreements for directors under the age of 76 at the time of plan conception (all but two of the non-employee directors) through the proceeds of certain insurance policies purchased by the Company. Specifically, directors under the age of 65 at the time of plan inception were included in a guaranteed issue life insurance policy along with certain other Company officers, and those between the ages of 65 and 75 were insured individually. The cost of the two individual policies plus the portion of the guaranteed issue policy attributable the non-employee directors was approximately $2.5 million. No insurance is provided for directors over the age of 75, however the Company still accrues for the normal retirement benefit.

The retirement benefit consists of $25,000/year for 10 years, commencing at retirement. All directors will be eligible for retirement after 5 years or at age 70, whichever comes later. In the case of death either before or after a director becomes eligible to retire, the benefit paid to designated beneficiaries will be a lump sum equal to the present value of $25,000/year (discounted at 8%) for the remaining years of unpaid benefits. This will become payable immediately as a death benefit for those directors who are insured. For uninsured directors, this will be payable as ordinary income at the end of the 5-year vesting period, or immediately if the 5-year vesting period has been completed.

In case of disability, the Company will continue to accrue until the later of the 5-year vesting period or age 70, at which time the director will receive the full accrued amount (equal to the present value of $25,000/year for 10 years, discounted at 8%). Immediate vesting will occur in the event of a “change in control,” and annual retirement payments will commence immediately.

The cost of making payments under the director retirement agreements will be accrued for annually by the Company in amounts such that all future payments to be made will have been fully accrued for by the retirement date. The aggregate amount accrued on behalf of the non-employee directors in 2002 was $42,735. The Company will eventually be reimbursed, however, for payments made under the director retirement agreements through the proceeds of the life insurance policies referred to above, except in the case of the two directors who are not eligible for such insurance.

Performance Graph21

The graph on the following page compares the yearly percentage change in the cumulative total shareholders’ return on the Company’s stock with the cumulative total return of (i) the Nasdaq market index; (ii) all banks and bank holding companies listed on Nasdaq; and (iii) an index comprised of banks and bank holding companies located throughout the United States with total assets of between $500 million and $1 billion. The latter two indexes were compiled by SNL Securities LP of Charlottesville, Virginia. The Company reasonably believes that the members of the third group listed above constitute peer issuers for the period from December 31, 1997 through December 31, 2002. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

[21]	Inasmuch as the Company did not acquire the outstanding shares of the Bank until August 2001, the information contained in the Performance Graph for part of 2001 and for prior years is for the Bank’s stock. As of the effective date of the holding company reorganization (August 10, 2001), each outstanding share of common stock of the Bank was converted into one outstanding share of common stock of the Company.

[GRAPH APPEARS HERE]

		Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Sierra Bancorp	100.00	58.54	69.30	53.62	55.47	82.22
NASDAQ—Total US*	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ Bank Index*	100.00	99.36	95.51	108.95	117.97	120.61
SNL $500M-$1B Bank Index	100.00	98.32	91.02	87.12	113.02	144.30

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved.

Board of Directors’ Compensation Committee Report

The Human Resources Committee of the Board is responsible for overseeing the various compensation programs of the Company. It approves compensation objectives and policy for all employees and sets compensation levels for the Company’s Executive Officers. During 2002, the Human Resources Committee was comprised of four independent outside directors, namely, directors Berra (Chairman), Fields, Smith and Woods, plus director Holly (President and Chief Executive Officer).

The objectives of the Committee are three-fold; (i) to ensure that compensation and benefits are at levels that enable the Company to attract and retain the high quality employees it needs; (ii) to align the interests of the Company’s officer corps with those of its shareholders through at risk compensation programs; and (iii) to provide rewards that are closely linked to Company-wide team and individual performance goals which are measured in terms of the Company’s profitability, growth and asset quality.

Executive officer base salaries are evaluated annually by the Human Resources Committee and are adjusted pursuant to such evaluation when appropriate. Executive Officer bonuses are awarded annually and are determined with reference to Company-wide team and individual performance. Base salaries are determined on a wide range of measures which require comparisons with salaries and compensation programs at banks or bank holding companies comparable in terms of asset size, capitalization and performance. In order to evaluate the Company’s competitive position in the industry, the Human Resources Committee reviews and analyzes the compensation packages, including base salary levels offered by community banks, specifically reviewing the annual survey prepared by the California Department of Financial Institutions, and that prepared for the California Bankers Association by Deloitte and Touche, C.P.A.’s. The Company’s practice, however, is not to provide employment contracts to any executive officers as all employees of the Company are employed at will.

Salaries are fixed for the year for Executive Officers; however, bonuses are dependent on the achievement by the Company of annual profitability goals and specific performance goals. In 2001, the Board implemented a three-year incentive plan for Company officers. The President is specifically excluded from this plan to enable him to objectively administer the plan; his bonus is determined by a separate plan related solely to Company profitability and base salary. All other officers become eligible for incentive bonuses upon the attainment of individual performance factors and corporate profitability goals related to both pre-tax earnings and after-tax return on equity, thereby reflecting favorably upon enhanced shareholder return. The earnings targets and corporate performance goals are based on confidential information and are competitively sensitive to the Company as they are derived from the Company’s internal projections and business plan. The distribution of bonuses is based on the level of eligible participants within the corporate structure, with the Executive Officers receiving up to 30% or 40% of base salary and other officers receiving lesser percentages. The amounts paid to the Named Executive Officers pursuant to these incentive plans are listed in the Summary Compensation Table above (see “Executive Compensation”).

In order to (i) provide an additional incentive for the Company’s officers and employees to contribute to the Company’s success, (ii) encourage their increased stock ownership in the Company, and (iii) enable the Company to be competitive in the industry with respect to compensation packages, the Board of Directors adopted a Stock Option Plan (the “Option Plan”) in 1998. Details concerning the Option Plan and options granted thereunder to the Named Executive Officers are set forth above under “Stock Options.”

The Company also implemented a salary continuation plan and entered into salary continuation agreements in 2002 with select officers to provide them with (i) supplemental income upon retirement, (ii) an additional incentive to remain with the Company in order to receive their full retirement benefits; and (iii) a compensation package which is competitive in the marketplace. The terms and conditions of the salary continuation agreements for the Named Executive Officers are described above under “Salary Continuation Agreements.”

Human Resources Committee
Albert L. Berra, Chairman

Robert L. Fields	Howard H. Smith
James C. Holly	Gordon T. Woods

Compensation Committee Interlocks

The Human Resources Committee, which serves the functions of a compensation committee, is composed of four of the Company’s outside directors, plus Mr. Holly, President and Chief Executive Officer. While Mr. Holly serves on this committee, he does not vote with respect to his own compensation.

Certain Transactions

Certain of the executive officers, directors and principal shareholders of the Company and the companies with which they are associated have been customers of, and have had banking transactions with, the Company in the ordinary course of the Company business since January 1, 2002, and the Company expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and in the opinion of Management, did not involve more than the normal risk of repayment or present any other unfavorable features.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Perry-Smith & Co. LLP (“Perry-Smith”) as independent public accountants for the Company for the fiscal year ending December 31, 2003. Perry-Smith audited the Company’s financial statements for the year ended December 31, 2002. It is anticipated that a representative or representatives of Perry-Smith will be present at the Meeting and will be available to respond to appropriate questions. All professional services rendered by Perry-Smith concerning the fiscal year ended December 31, 2002 were furnished at customary rates and terms.

PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company’s 2004 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 31, 2003 in order to qualify for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

The persons named as proxies for the 2004 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in the Company’s proxy materials for the meeting, unless the Company receives notice of the proposal by March 15, 2004. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing shareholder proposals.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the Proxy Holders to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

DATED: April 28, 2003	SIERRA BANCORP /s/ James C. Holly James C. Holly President and Chief Executive Officer

A COPY OF THE COMPANY’S 2002 ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS (BUT WITHOUT EXHIBITS) FILED WITH THE SEC IS INCLUDED AS PART OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS WHICH IS BEING SENT TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE COST OF FURNISHING THE EXHIBITS TOGETHER WITH A WRITTEN REQUEST TO KENNETH R. TAYLOR, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 86 NORTH MAIN STREET, PORTERVILLE, CALIFORNIA 93257.

SIERRA BANCORP AND BANK OF THE SIERRA

AUDIT COMMITTEE CHARTER

I.	AUDIT COMMITTEE PURPOSE

The Audit, Compliance and CRA Committee (the “Audit Committee”) of Sierra Bancorp and Bank of the Sierra (jointly, the “Company”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Appoint the Company’s independent auditors;

•	Monitor the independence and performance of the Company’s independent auditors, the external audit function and the loan review function; and

•	Provide an avenue of communication among the independent auditors, management, the external audit function, and the Board of Directors.

II.	AUDIT COMMITTEE AUTHORITY

•	The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company;

•	The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties;

•	The Audit Committee has the authority to appoint and determine the compensation of the independent auditors, and the Company shall provide appropriate funding for such compensation; and

•	The Audit Committee has the authority to resolve disagreements between the Company’s management and the independent auditors regarding financial reporting.

III.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

•	Independence. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment. No audit committee member, other than in his or her capacity as a member of the Board of Directors or of the Audit Committee, may accept any consulting, advisory or other compensatory fee from the Company. No Audit Committee member may be an officer, employee, or affiliated person of the Company or any parent or subsidiary thereof. Each member of the Audit Committee shall also meet the definition of an “independent director” as such term is defined by The National Association of Securities Dealers, Inc. (“NASD”).

•	Exception. Anything provided to the contrary above notwithstanding, one member of the Audit Committee who does not meet the definition of “independent director” as defined by the NASD may be appointed to the Audit Committee if such individual currently is not an employee or an immediate family member of an employee of the Company, and the Board of Directors, under exceptional and limited circumstances, determines by resolution that membership on the audit

APPENDIX “A”

committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses in its next annual proxy statement subsequent to such determination the nature of the relationship and the reasons for the determination. The Board intends to utilize this exemption only in the case of the Company’s former Corporate Secretary, who has never been an employee of the Company, has never drawn a salary from or been compensated in any way by the Company for his role as Corporate Secretary, and meets every independence test of the Nasdaq rules, except that by virtue of his Corporate Secretary title he was technically considered under those rules to be an officer and therefore an employee of the Company until July 2002.

•	Understanding of Finance and Accounting. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

•	Appointment of Audit Committee Chair. Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

•	Meetings of Audit Committee. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

IV.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

A. Review Procedures. The Audit Committee shall:

1.	Review and reassess the adequacy of this charter at least annually, submit the charter to the Board of Directors for approval annually, and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution, which review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls; discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and review significant findings prepared by the independent auditors together with management’s responses, if any.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial reports prior to filing or distribution, and discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item B.5). The Chair may represent the entire Audit Committee for purposes of this review.

5.	Review the budget, plan, changes in plan, activities and organizational structure, as needed.

6.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, if any.

B.	Independent Auditors.

1.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and shall be responsible for the appointment of the independent auditors and approve any discharge of auditors when circumstances warrant.

2.	The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

3.	On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they may have with the Company that could impair the auditors’ independence, and the Audit Committee shall receive the written disclosures and the letters from independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as such may be modified or supplemented.

4.	The Audit Committee shall review the independent auditors’ plan and discuss scope, staffing, locations, reliance upon management, and the external audit and general audit approach.

5.	Prior to releasing the year-end earnings, the Audit Committee shall discuss the results of the audit with the independent auditors, and shall discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

6.	The Audit Committee shall consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.	The Audit Committee shall pre-approve all audit and permissible non-audit services to be performed by the independent auditors, provided that pre-approval is not required with respect to non-audit services if:

•	the aggregate amount of all such non-audit services provided to the Company constitutes 5% or less of the total amount paid by the Company to its independent auditor during the fiscal year in which the non-audit services are provided;

•	such services were not recognized at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee prior to the completion of the Audit.

C.	Other Audit Committee Responsibilities. The Audit Committee shall also:

1.	Annually prepare a report to shareholders as required by the SEC. This report should be sent to shareholders together with the Company’s annual proxy statement.

2.	Review significant reports prepared by the Company’s internal and/or external loan review personnel together with management’s response and follow-up to these reports.

3.	Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

4.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the forgoing activities.

5.	Establish procedures for:

•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

REVOCABLE PROXY

SIERRA BANCORP

ANNUAL MEETING OF SHAREHOLDERS – May 28, 2003

The undersigned shareholder(s) of Sierra Bancorp (the “Company”) hereby nominates, constitutes and appoints James C. Holly, Morris A. Tharp, and Robert H. Tienken, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 28, 2003 at 7:30 p.m., and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.    Election of Directors.    Authority to elect the following four (4) Class II directors to serve until the 2005 annual meeting of shareholders and until their successors are elected and qualified: Albert L. Berra, Vincent L. Jurkovich, Robert H. Tienken and Gordon T. Woods.

☐	AUTHORITY GIVEN	☐	AUTHORITY WITHHELD
	To vote for all nominees (except as indicated to the contrary below).		To vote for all nominees.

(INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),

PLEASE WRITE THE INDIVIDUAL’S OR INDIVIDUALS’ NAME(S) IN THE SPACE BELOW)

2.    To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR PROPOSAL 1. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “AUTHORITY GIVEN” FOR PROPOSAL 1.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED

IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE.

PLEASE SIGN AND DATE BELOW.

(Number of Shares)	Dated:
(Please Print Name)	(Signature of Shareholder)
(Please Print Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) do _____ do not _____ expect to attend the Meeting.

Number of persons: _________________